Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2005

Segment/Subsidiary	State of Incorporation

GAS DISTRIBUTION OPERATIONS
Bay State Gas Company	Massachusetts
Columbia Gas of Kentucky, Inc.	Kentucky
Columbia Gas of Maryland, Inc.	Delaware
Columbia Gas of Ohio, Inc.	Ohio
Columbia Gas of Pennsylvania, Inc.	Pennsylvania
Columbia Gas of Virginia, Inc.	Virginia
Kokomo Gas and Fuel Company	Indiana
Northern Indiana Fuel and Light Company, Inc.	Indiana
Northern Utilities, Inc.	New Hampshire
Northern Indiana Public Service Company*	Indiana
NiSource Retail Services, Inc.	Delaware

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*	Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS
Columbia Gas Transmission Corporation	Delaware
Columbia Gulf Transmission Company	Delaware
Crossroads Pipeline Company	Indiana

Segment/Subsidiary	State of Incorporation

Granite State Gas Transmission, Inc.	New Hampshire

OTHER OPERATIONS
NI Energy Services, Inc.	Indiana
NiSource Energy Technologies, Inc.	Indiana
NiSource Development Company, Inc.	Indiana
Columbia Energy Services Corporation	Kentucky
EnergyUSA, Inc.	Indiana
NI Fuel Company, Inc.	Indiana
EnergyUSA-TPC Corp.	Indiana
PEI Holdings, Inc.	Indiana

DISCONTINUED OPERATIONS
IWC Resources Corporation	Indiana

CORPORATE
Columbia Energy Group	Delaware
NiSource Finance Corp.	Indiana
NiSource Capital Markets, Inc.	Indiana
NiSource Corporate Services Company	Delaware
NiSource Insurance Corporation, Limited	Bermuda

*	Reported under Gas Distribution Operations and Electric Operations.

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